PROCEDURAL AGREEMENT

                        AMONG MERRILL LYNCH FUTURES INC.

                        THE PRUDENTIAL SERIES FUND, INC.

               AND INVESTORS FIDUCIARY TRUST COMPANY AND TRUST CO.

     WHEREAS the undersigned The Prudential Series Fund, Inc. on behalf of each of the individual portfolios set forth on Schedule A annexed hereto ("Customer") has opened a trading account with the undersigned Merrill Lynch Futures Inc. ("Merrill"), a registered futures commission merchant, for the purpose of trading futures contracts traded on duly registered boards of trade, including options on such futures contracts ("Contracts") through said firm; and

     WHEREAS, in connection with the opening of the trading account, Customer and Merrill have entered into a Customer Agreement which requires Customer to deposit as collateral the initial margin (including any additional original margin requirements for Customer's short option positions) ("Initial Margin") with respect to each Contract as required by the rules and regulations of the Chicago Mercantile Exchange, the Chicago Board of Trade, the Commodity Exchange, and such other exchanges on which Merrill may effect or cause to be effected transactions as broker for Customer; and

     WHEREAS Customer, Merrill, and the undersigned investors Fiduciary Trust Company ("Custodian") have entered into a Safekeeping Agreement establishing an account entitled "Merrill Lynch Futures Inc. Customer Funds for the benefit of The Prudential Series Fund, Inc. on behalf of each of the individual portfolios set forth on Schedule A annexed hereto (Customer Segregated Account)" pursuant to which Custodian agrees to maintain a Safekeeping Account for the custody of the Initial Margin which Customer is required to deposit and maintain; and

     WHEREAS the Customer Agreement and the Safekeeping Agreement both provide that the rights and duties of the parties thereto are subject to the provisions of this Agreement.

     NOW, THEREFORE, IT IS AGREED THAT:

     1. Customer shall deposit and maintain as collateral in the Safekeeping Account such Initial Margin as shall be required from time to time by the exchange on which transactions are effected or caused to be effected by Merrill as broker for Customer. Customer may deposit amounts in excess of such requirements. The designation "Customer Funds" in the account title is intended to indicate the status of the account under the Commodity Exchange Act and Commodity Futures Trading Commission regulations; however, the provisions of this agreement shall be controlling as to the rights of the parties in the collateral deposited in the account.

     2. The Initial Margin deposited and maintained in the Safekeeping Account, created pursuant to the Safekeeping Agreement, shall be in form, as Customer elects, of cash or (valued at the current market value less 50% of the principal value thereof) or of eligible securities of the U.S. Government (valued at the current market value less 10% of the principal value thereof) or of a combination thereof (hereinafter "Eligible Securities"). Customer may substitute Eligible Securities of equal or greater value upon prior approval by Merrill, which approval shall not be unreasonably withheld. Upon receipt of such substitute securities, Merrill agrees to give instructions to Custodian to release from the Safekeeping Account cash or Eligible Securities of an equal value, or such lesser amount as may be directed by Customer. Any separate interest payments thereon shall be automatically credited by Custodian in Federal funds to such demand deposit accounts designated in instructions from Customer on the date that such interest becomes due and payable unless notice has been provided to Custodian pursuant to Paragraph 5(a) below, and such interest is required to meet additional Variation Margin requirements in accordance with the procedure provided in Paragraphs 5(a), (b), and (c). Amounts due on securities which mature or are redeemed will be credited to the Safekeeping Account in Federal funds on the date such amounts are received. Amounts due to Customer as a result of the variation in value of Customer's short option positions shall be credited to Customer by reducing the amount of the collateral required to be maintained in the Safekeeping Account.

     3. With respect to the deposit of Initial Margin, Custodian shall be directed by Customer's custodian order to segregate specified assets in the Safekeeping Account, and Custodian shall promptly provide Merrill and Customer with a written confirmation of each transfer into or out of the Safekeeping Account.

     4. Withdrawals of Initial Margin from the Safekeeping Account shall be effected upon receipt by the Custodian of Customer's custodian order and Merrill's verification of such withdrawal. Merrill shall, upon request of the Customer, inform Customer of the amount of any excess Initial Margin in the Safekeeping Account.

     5. Merrill shall have access to the collateral only in accordance with the following, and only at such times as conditions set forth hereafter are complied with:

         (a) If notice by Merrill is given to Customer that additional margin is required by Merrill as broker for the Customer due to variation in the value of one or more futures contracts held in the trading account or otherwise pursuant to the Customer Agreement ("Variation Margin"), and such notice is given prior to 11:30 A.M. New York time on a day on which the Customer is open for business, which Variation Margin shall first have been satisfied from any amounts currently credited to the Customer's trading account with Merrill in connection with which the Variation Margin is required, the Customer shall transfer to Merrill such Variation Margin not later than 4:00 P.M. on the same. If notice by Merrill to the Customer is given of the need for Variation Margin subsequent to 11:30 A.M. but prior to 4:00 P.M. New York time on a day on which the Customer is open for business, the Customer shall provide such Variation Margin to Merrill not later than 11:30 A.M. New York time on the next succeeding day on which the Customer is open for business. Notice by Merrill to the Customer of the receipt of Variation Margin shall be given promptly.

         (b) If Merrill has not received the requested Variation Margin within the time period as provided in Paragraph 5(a), notice by Merrill to Customer of the failure to receive the Variation Margin shall be given immediately.

         (c) If Merrill does not receive the Variation Margin in accordance with Paragraph 5(a), Merrill may give (i) notice to Custodian of the Customer's failure to provide Variation Margin and the amount of Variation Margin required; and (ii) notice to the Customer and such notice has been given to Custodian. Immediately upon receipt by Custodian of such notice but without prejudice to any rights of Merrill hereunder, Custodian shall give notice to the Customer of its receipt of such notice.

         (d) In the event Customer has failed to transfer the required Variation Margin to Merrill during the time period as provided in Paragraph 5(a), Merrill may give notice to Custodian of the Customer's failure to provide Variation Margin and that all conditions precedent to Merrill's right to direct disposition hereunder have been satisfied, and may give instructions to Custodian (i) to transfer Eligible Securities to Merrill, (ii) to sell at the prevailing market price such of the collateral in the Safekeeping Account relating to the trading account in which the Variation Margin is required, in each case as necessary to provide for payment to Merrill of the amount of Variation Margin that Merrill shall have specified in the notice, or (iii) with respect to collateral in the form of cash, Merrill may give instructions to Custodian to immediately transfer cash in the amount of the Variation Margin that Merrill shall have specified in the notice from such Safekeeping Account to the account of Merrill. Custodian shall immediately give notice to Customer of its receipt of such instructions from Merrill and, upon taking any action pursuant to such instructions, shall immediately give notice to Customer of such action. Subject to the notice provisions of Paragraph 5 set forth above, Custodian shall take instructions solely from Merrill with respect to the sale of securities and/or the transfer of cash to Merrill. In the event that Merrill receives Eligible Securities pursuant to this Paragraph 5(d), it shall have the right to sell or otherwise dispose of such securities and shall remit to Customer any proceeds of such sale or disposition in excess of the amount of Variation Margin specified in instructions from Merrill to Custodian. Merrill shall give consideration to any timely request by Customer with respect to particular securities or other properties to be transferred or sold.

         (e) Custodian shall retain in the Safekeeping Account any collateral in excess of the amount of Variation Margin specified in instructions from Merrill to Custodian including any proceeds from the sale of securities in excess of such amount. Custodian shall give consideration to any timely request by Customer with respect to particular securities in the principal market for such securities or, in the event such principal market is closed, sell them in a manner commercially reasonable for such securities.

     6. Merrill shall promptly credit to the trading account of Customer any Variation Margin resulting from the variation in value of one or more Contracts purchased or sold by Customer in accordance with the rules of any contract market, exchange or board of trade on which Contract transactions are effected by Merrill for Customer. At Customer's direction, Merrill shall transfer trading account balances to Customer in Federal funds to the Custodian or such bank account in Customer's name as Customer shall otherwise direct, Customer may give such directions to Merrill by telephone, confirmed thereafter in writing.

     7. Custodian shall act only upon receipt of instructions from Merrill regarding release of collateral.

     8. Custodian's duties and responsibilities are as set forth in this Agreement.

         (a) Custodian shall not be liable or responsible for anything done or omitted to be done by it in good faith and in the absence of negligence. Custodian may rely and shall be protected in acting upon any notice, instruction, or other communication which it reasonably believes to be genuine and authorized by Merrill in accordance with this Agreement. As between Customer and Custodian the terms of a Custodian Contract entered into between Customer and Custodian ("Custodian Contract") shall apply with respect to any losses or liabilities of such parties arising out of matters covered by this Agreement. As between Custodian and Merrill, Merrill shall indemnify and hold Custodian harmless with regard to any losses or liabilities of Custodian (including counsel fees) imposed on or incurred by Custodian as a result of a legal claim of Customer arising out of any action or omission of Custodian in good faith and without negligence in accordance with any notice of instruction of Merrill pursuant to Paragraph 5 of this Agreement; provided, however, that Custodian notify Merrill of a Customer's claim at the time such claim is made. If any property held in the Safekeeping Account shall be or becomes subject to any lien, restraint, garnishment, injunction or other legal process of any nature, Custodian shall be entitled to refrain from taking further action hereunder until a court of competent jurisdiction permits Custodian to act. It is understood that Custodian in purchasing, selling, delivering, or otherwise dealing with the securities in the Safekeeping Account will be acting solely as the agent of Customer and Merrill, and that Custodian will not be deemed to be acting as, or to be making any warranties of, a broker. Custodian shall have no duty to take any action other than herein specified, unless Custodian agrees to do so in writing, nor to commence or defend any legal action with respect to any property held for the Safekeeping Account.

         (b) Custodian shall have no duty to require any cash or securities to be delivered to it or to determine that the amount and form of assets deposited in the Safekeeping Account comply with any applicable requirements. Custodian may hold the securities in the Safekeeping Account in bearer, nominee, book entry or other form and in any depository or clearing corporation, with or without indicating that the securities are held hereunder; provided, however, that all securities held in the Safekeeping Account shall be identified on Custodian's records as subject to this Agreement and shall be a form that permits transfer without additional authoritarian or consent of Customer. This Agreement supplements the Custodian Contract between Customer and Custodian and to the extent any of the terms of this Agreement are inconsistent with the Custodian Contract with respect to transactions on financial futures and options on futures, this Agreement shall control.

     9. Unless otherwise provided, all notices or other communications called for by this Agreement shall be given by the most expeditious means possible and may be given by telephone. If a notice is not given in writing, a written copy shall be provided to appropriate parties within a reasonable time after the notice is given.

     10. Any and all expenses of establishing, maintaining, or terminating the Safekeeping Account, including without limitation any and all expenses incurred by Custodian in connection with the Safekeeping Account, shall be borne by Customer.

     11. Any of the parties hereto may terminate this Agreement by thirty days prior written notice to the other parties. Upon termination of the Agreement by the Bank, all Customer assets held in the Customer Segregated Account shall be transferred to a successor designated in writing by the Customer and the Broker.

     12. This Agreement shall be construed ~ccording to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of New York.

     13. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights of any other party hereunder.

     14. No amendment of this Agreement shall be effective unless in writing and signed by persons thereunto duly authorized.

     15. Written communications hereunder shall be, except as otherwise required hereunder, hand delivered or mailed first class postage prepaid, except that written notice of termination shall be sent by certified mail addressed:

               (a)    If to Custodian, to:

                      Investors Fiduciary Trust Company
                      127 West 10th Street, 11th Floor South
                      Kansas City, Missouri 64105-1716
                      Attention:   Craig Both

               (b)    If to Customer, to:

                      The Prudential Series Fund, Inc.
                      do Quantitative Investment Mgmt.
                      51 JFK Parkway, 1St Floor
                      Short Hills, New Jersey 07078
                      Attention:   Associate Manager of Operations

                      The Prudential Series Fund, Inc.
                      c/o PMFIM
                      751 Broad St., 5th Floor
                      Newark, N.J. 07102
                      Attention:   Associate Manager of Operations

               (c)    To Merrill, to:

                      World Financial Center, North
                      Seventh Floor
                      New York, New York
                      Attention:   Joe Decicco

               (cc:)  Merrill Lynch Futures
                      101 Hudson Street
                      9th Floor
                      Jersey City, New Jersey 07302
                      Attention:   Louis Giglio

                                      THE PRUDENTIAL SERIES FUND, INC. ON BEHALF
                                      OF EACH OF THE INDIVIDUAL PORTFOLIOS SET
                                      FORTH ON SCHEDULE A ANNEXED HERETO

                                      By:   GRACE TORRES
                                            ------------------------------------
                                            Authorized Signature

Date:     9/9/97
     -----------------                Title:   Comptroller
                                            ------------------------------------



                                      on behalf of Merrill Lynch Futures Inc.

                                      By:   ILLEGIBLE
                                            ------------------------------------
                                            Authorized Signature

Date:                                 Title:
                                            ------------------------------------


                                      Investors Fiduciary Trust Company

                                      By:   JEAN MEYER
                                            ------------------------------------
                                            Authorized Signature


Date:     9/22/97                     Title:   Vice President
                                             ----------------------------------

     SAFEKEEPING AGREEMENT

The Prudential Series Fund, Inc. on behalf of each of the individual portfolios set forth on Schedule A annexed hereto ("Depositor") and Merrill Lynch Futures Inc. ("Merrill") have interest in the subject Safekeeping Account pursuant to a certain Procedural Agreement among Merrill, Depositor, and investors Fiduciary Trust Company ("Custodian") which Procedural Agreement governs over any inconsistent provisions in this Safekeeping Agreement.

--------------------------------------------------------------------------------

Investors Fiduciary Trust Company
127 West 10th Street, 1 1th Floor South
Kansas City, Missouri 64105-1716
Attention:   Craig Both

Ladies and Gentlemen:

     The Depositor hereby requests the Custodian to open and maintain a Safekeeping Account, which shall be a subaccount under the Custodian Agreement between Depositor and Custodian, and in the name of "Merrill Lynch Futures Inc. Customer Funds for the benefit of each undersigned Depositor (Customer Segregated Account)" for all monies and securities now or hereafter deposited with and accepted by you for the initial margin in futures and option contracts transactions, including any additional original margin requirements for Customer's short option positions.

     In such custodial capacity you are limited to holding the securities in safekeeping for the Depositor and dealing with them as herein expressed unless otherwise mutually agreed in writing.

     You shall make purchases, sales, and deliveries of securities only as the Depositor may direct, and you are authorized and directed to:

          1.   Collect income and principal on bearer securities in the account;

          2. Dispose of the monies received from income collections, maturity, redemption, sale, or other disposition of the securities pursuant to said Procedural Agreement;

          3. Send a daily confirmation of receipts and disbursements to the Depositor and to Merrill;

          4. Provide a monthly list of securities to the Depositor and to Merrill;

          5. On request, confirm to Merrill and Depositor all account charges and positions.

     The general conditions of the Safekeeping Agreement shall be those of the Custodian Agreement between Depositor and Custodian.

     The compensation of the Custodian for its services hereunder shall be payable quarterly and shall be as the parties shall agree. No change in compensation shall be applicable to this account except upon written notice to Depositor.

     The Custodian will acknowledge for Merrill by letter, Attachment A hereto, that Custodian was informed that the monies and securities on deposit belong to Depositor and are being held by Custodian, in the name of Merrill Lynch Futures Inc., in accordance with the Commodity Exchange Act and the regulations thereunder.

     All communications from the Custodian shall be sent to the Depositor pursuant to the Custodian Agreement, and to Merrill at the address shown below, or at such other address as the Depositor or Merrill shall from time to time direct.

     The Depositor is not a foreign citizen; if this citizenship status change, the Depositor will promptly notify the Custodian in writing.

     Either the Depositor or the Custodian, subject to the Procedural Agreement, may close this account at any time.



Accepted:                             Very truly yours,

                                      The Prudential Series Fund, Inc. on behalf of each of the individual portfolios set forth on Schedule A annexed hereto


By: /s/ JEAN MEYER                        By: /s/ GRACE TORRES
   ----------------------------           --------------------------------------
        Jean Meyer                                Grace Torres


Acknowledged and Approved:
      on behalf of
Merrill Lynch Futures Inc.



By: PLEASE SUPPLY
    ------------------------
Merrill Lynch Futures Inc.



World Financial Center, North, 7th floor
New York, New York 10281
Attention:   Joe Decicco

Dated:
      ---------------------------

                                  ATTACHMENT A
                                  ------------




Investors Fiduciary Trust Company
127 West 10th Street, I 1th Floor South
Kansas City, Missouri 64105-1716
Attention:   Craig Both

Gentlemen:

We refer to the account with your bank designated as "Merrill Lynch Futures Inc. Customer Funds for the benefit of The Prudential Series Fund, Inc. on behalf of each of the individual portfolios set forth on Schedule A annexed hereto (Customer Segregated Account)" account number _____________ (the "Account"), opened pursuant to a Safekeeping Agreement among The Prudential Series Fund, Inc. on behalf of each of the individual portfolios set forth on Schedule A annexed hereto ("Depositor"), Merrill Lynch Futures Inc. ("Merrill") and your bank (Investors Fiduciary Trust Company), as custodian, dated __________.

The Account is being maintained by Merrill in compliance with the provisions of the Commodity Exchange Act and as a subaccount under the custodian agreement between Depositor and you. Depositor will from time to time deposit with you in such Account monies, or obligations of the United States, general obligations of any state or of any political subdivision thereof, or obligations fully guaranteed as to principal and interest by the United States or other domestic securities (collectively referred to as "securities"). All such securities, monies, or other properties will be treated either as investments of our commodity and commodity option customers' funds or as obligation belonging to such customer. Under the provisions of the Commodity Exchange Act and regulations promulgated thereunder, these deposits are required to be segregated and treated as belonging to the customer.

You hereby agree that the obligations and records accounting for the monies and securities held in the Account may be examined by an authorized employee of the Commodity Futures Trading Commission.

                                      Sincerely yours,




                                      Merrill Lynch Futures Inc.
                                      Louis Giglio

AGREED AND ACKNOWLEDGED:

Investors Fiduciary Trust Company

BY:
   ----------------------------------

Title:
      --------------------------------

Dated:
      --------------------------------

                                   SCHEDULE A

                        o Conservative Balanced Portfolio

                        o Diversified Bond Portfolio

                        o Equity Income Portfolio

                        o Equity Portfolio

                        o Flexible Managed Portfolio

                        o Government Income Portfolio

                        o Natural Resources Portfolio

MERRILL LYNCH
INSTITUTIONAL FUTURES CUSTOMER AGREEMENT
----------------------------------------               -------------------------


                                 CUSTOMER NEW

The Prudential Series Fund, Inc. on behalf of each ?????? portfolios set forth on Schedule A annexed hereto
--------------------------------------------------------------------------------
Customer Full Legal Name



   TIFFANY BRYANT                                         (973) 802-6898
-----------------------------                             ----------------
Operations Contact                                        Telephone Number




----------------------------------------------------
Assets under management with Advisor (if applicable)



Original confirmation:   The Prudential Series Fund, Inc.
                         do Quantitative Investment Mgmt.
                         51 JFK Pkwy, 1st Floor
                         Short Hills, N.J. 07078
                         Attention:   Associate Manager of Operations


Duplicate Confirmation:  The Prudential Series Fund, Inc.
                         c/o PMFIM
                         51 JFK Pkwy, 1st Floor
                         Short Hills, N.J. 07078
                         Attention:   Associate Manager of Operations


Additional Confirmation: Investors Fiduciary Trust Company
                         127 West 10th Street, 11th Floor South
                         Kansas City, Missouri 64105-1716
                         Attention: Craig Both


Additional Confirmation:

                         Merrill Lynch Futures Inc.
                         250 Vesey Street, WFC North Tower
                         New York, N.Y. 10281
                         Attention: Steven R. Winter